EXHIBIT 99.1

ADVISORY BOARD AGREEMENT

This Advisory Board Agreement (this “Agreement”) is made as of May 1, 2008 (the “Effective Date”), between American Defense Systems, Inc. (the “Company”) and Thomas J. Berthel (the “Advisor”).

The Company wishes to retain the Advisor to serve on its Advisory Board and to provide consulting services, and the Advisor desires to perform such consulting services.  Accordingly, the parties agree as follows:

1.             Services.

1.1           The Advisor will advise the Company’s Board of Directors (the “Board”) and management,  at reasonable times, in matters related to the Company’s business as requested by the Company as set forth below.  The Advisor’s duties shall include (but are not limited to): (a) providing strategic and technical guidance to the Company in the development of its business, products and market segment focus in the Aerospace and Defense sectors, (b) addressing current and future customer needs as well as setting the course for product development, and (c) attending the Company’s Board of Director meetings.

1.2           The Company currently expects that the Board of Directors will meet at least four times per year.

2.             Compensation.  Advisor will receive (a) $60,000 per annum, payable in twelve monthly installments (“Annual Fee”), (b) $1,500 for each in person Board of Directors meeting attended, and (c) 25,000 shares of the Company’s common stock upon completion of each year of service (“Annual Equity Fee”).  In the event of any stock split, reverse stock split, stock dividend, recapitalization or other similar adjustment to the number of shares of common stock outstanding, the number of shares of common stock payable as the Annual Equity Fee shall be proportionately adjusted (e.g., if the shares of Company common stock are subject to a 1-for-2 reverse stock split, the number of shares of common stock payable as the Annual Equity Fee shall be similarly adjusted from 25,000 shares to 12,500 shares).

3.             Term.

3.1           The term of this Agreement will begin on the Effective Date of this Agreement and will end on the third anniversary of this Agreement or upon earlier termination as provided below (the “Term”).

3.2           This Agreement may be terminated at an earlier time prior to the third anniversary hereof by either party with at least fifteen (15) days written notice. In the event of any such earlier termination, the Advisor shall be entitled to, and the Company shall pay to Advisor: (i) all fees and shares of Company common stock earned but unpaid pursuant to Section 2,  plus (ii) a pro rata portion of a monthly installment of the Annual Fee for the month in which the termination occurs, and a pro rata portion of the Annual Equity Fee for the year in which the termination occurs.

4.             Certain Covenants and Representations.

4.1           The Advisor will not disclose to the Company any information that the Advisor is obligated to keep confidential pursuant to an existing confidentiality agreement with a third party, and nothing in this Agreement will impose any obligation on the Advisor to the contrary.

4.2           The consulting work performed hereunder will not be conducted on time that is required to be devoted to any other third party.  The Advisor shall not use the funding, resources and facilities of any other third party to perform consulting work hereunder and shall not perform the consulting work hereunder in any manner that would give any third party rights to the product of such work.

4.3           The Advisor has disclosed and, during the Term, will disclose to the Chief Executive Officer of the Company any conflicts between this Agreement and any other agreements binding the Advisor.

4.4           During the Term, Advisor shall be entitled to attend all meetings of the Company’s Board of Directors and all committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity and the Company shall provide to Advisor, concurrently with the members of the Board, and in the same manner, notice of such meeting and a copy of all materials provided to such members.  A majority of the Board shall have the right to exclude the Advisor from portions of meetings of the Board or omit to provide the Advisor with certain information if  such members of the Board believe in good faith, based on the advice of Company counsel, that such exclusion or omission is necessary (a) in order to preserve the Company’s attorney-client privilege, or (b) in order to fulfill the Company’s obligations with respect to confidential or proprietary information of third parties (provided, however, that the Advisor shall not be so excluded unless all other persons whose receipt of such materials or presence at a meeting would result in a violation of such third party confidentiality obligations are also excluded) or (c) because such meeting or information involves information or analysis which would pose a material conflict of interest for Berthel Fisher & Company or its affiliates.  The Advisor’s rights and the Company’s obligations under the foregoing provisions of this Section 4.4 shall terminate upon the earlier to occur of the Advisor’s election to the Board or the termination or expiration of this Agreement.

5.             Confidentiality.

5.1           The Advisor acknowledges that, during the course of performing his services hereunder, the Company will be disclosing information to the Advisor, and the Advisor will be developing information related to the Company’s intellectual property, projects, products, potential customers, personnel, business plans, and finances, as well as other commercially valuable information (collectively “Confidential Information”).  The Advisor acknowledges that the Company’s business is extremely competitive, dependent in part upon the maintenance of secrecy, and that any disclosure of the Confidential Information would result in serious harm to the Company.

5.2           The Advisor agrees that the Confidential Information will be used by the Advisor only in connection with consulting activities hereunder, and will not be used in any way that is detrimental to the Company.

5.3           The Advisor agrees not to disclose, directly or indirectly, the Confidential Information to any third person or entity, other than representatives or agents of the Company.  The Advisor will treat all such information as confidential and proprietary property of the Company.

5.4           The term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than by disclosure in violation of this Agreement, (ii) was within the Advisor’s possession prior to being furnished to the Advisor by the Company, (iii) is disclosed to the Advisor on a nonconfidential basis from a person or entity entitled to so disclose the information, or (iv) was independently developed by the Advisor without reference to the information provided by the Company.

5.5           The Advisor may disclose any Confidential Information that is required to be disclosed by law, government regulation or court order.  If disclosure is required, the Advisor will give the Company advance notice so that the Company may seek a protective order or take other action reasonable in light of the circumstances.

5.6           Upon termination of this Agreement, the Advisor will promptly return to the Company all materials containing Confidential Information as well as data, records, reports and other property, furnished by the Company to the Advisor or produced by the Advisor in connection with services rendered hereunder, together with all copies of any of the foregoing.  Notwithstanding such return, the Advisor shall continue to be bound by the terms of the confidentiality provisions contained in this Section 8 for a period of three (3) years after the expiration or termination of this Agreement.

6.             Use of Name.  It is understood that the name of the Advisor and his current position as an advisor to the Company will appear in appropriate disclosure and marketing documents in the ordinary course of the Company’s business.  The name of the Advisor will not be used for any other purpose without the Advisor’s consent.

7.             No Conflict:  Valid and Binding.  The Advisor represents that neither the execution of this Agreement nor the performance of Advisor’s obligations under this Agreement (as modified to the extent required by Section 4) will result in a violation or breach of any other agreement by which the Advisor is bound.  The Company represents that this Agreement has been duly authorized and executed and is a valid and legally binding obligation of the Company, subject to no conflicting agreements.

8.             Notices.  Any notice provided under this Agreement shall be in writing and shall be deemed to have been effectively given (i) upon receipt when delivered personally, (ii) on the next business day after sending when sent by private express mail service (such as Federal Express), or (iii) five (5) days after sending when sent by regular mail to the following address:

In the case of the Company:

230 Duffy Avenue
Hicksville, NY  11801
Attn: Chief Executive Officer

In the case of the Advisor:

c/o Berthel Fisher & Company
701 Tama Street
Building B
Marion, Iowa  52302

or to other such address as may have been designated by the Company or the Advisor by notice to the other given as provided herein.

9.             Independent Contractor:  Withholding.  The Advisor will at all times be an independent contractor, and as such will not have authority to bind the Company.  Advisor will not act as an agent nor shall he be deemed to be an employee of the Company for the purposes of any employee benefit program, unemployment benefits, or otherwise.  The Advisor recognizes that no amount will be withheld from his compensation for payment of any federal, state, or local taxes and that the Advisor has sole responsibility to pay such taxes, if any, and file such returns as shall be required by applicable laws and regulations.  Advisor agrees to defend, indemnify and hold the Company harmless from any and all claims by a third party on account of a failure or alleged failure to pay such taxes or file such returns.  Advisor shall not enter into any agreements or incur any obligations on behalf of the Company.

10.           Assignment.  Due to the personal nature of the services to be rendered by the Advisor, the Advisor may not assign this Agreement.  The Company may assign all rights and liabilities under this Agreement to a subsidiary or an affiliate or to a successor to all or a substantial part of its business and assets without the consent of the Advisor.  Subject to the foregoing, this Agreement will inure to the benefit of and be binding upon each of the heirs, assigns and successors of the respective parties.

11.           Severability.  If any provision of this Agreement shall be declared invalid, illegal or unenforceable, such provision shall be severed and the remaining provisions shall continue in full force and effect.

12.           Remedies.  The Advisor acknowledges that the Company would have no adequate remedy at law to enforce Section 5 hereof.  In the event of a violation or alleged violation by the Advisor of such Section 5, the Company shall have the right to obtain injunctive or other similar relief, as well as any other relevant damages, without the requirement of posting bond or other similar measures.

13.           Third Party Beneficiaries.  No person who is not a party to this Agreement shall have or acquire any rights by reason of this Agreement nor shall any party hereto have any obligation or liability whatsoever to such person by reason of this Agreement.

14.           Governing Law;  Entire Agreement; Amendment.  This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed within such State, represents the entire understanding of the parties, supersedes all prior agreements between the parties, and may only be amended in writing.

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                IN WITNESS WHEREOF, the parties have executed this Advisory Board Agreement as of the date first written above.

AMERICAN DEFENSE SYSTEMS, INC.	ADVISOR

By:	Signature:
Name:	Print Name:
Title: